UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2024

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-51734	35-1811116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CLMT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 3, 2024, Montana Renewables, LLC (“MRL”), an unrestricted, non-guarantor subsidiary of Calumet Specialty Products Partners, L.P. (the “Partnership”), and Montana Renewables Holdings LLC, the parent company of MRL and an unrestricted, non-guarantor subsidiary of the Partnership, entered into Amendment No. 1 and waiver (the “Amendment”) to the Credit Agreement, dated April 19, 2023 (as amended, the “Credit Agreement”), with ISQ Infrastructure Credit Fund U.S. Pooling, L.P. (“I Squared”) and Delaware Trust Company, as administrative agent (the “Administrative Agent”). Pursuant to the Amendment, I Squared and the Administrative Agent agreed to (i) waive MRL’s obligation to comply with the net total leverage ratio covenant under the Credit Agreement (the “Leverage Ratio Covenant”) for the quarter ended June 30, 2024 and (ii) amend the Leverage Ratio Covenant for the quarter ending September 30, 2024 to determine MRL’s compliance with the Leverage Ratio Covenant based on annualized EBITDA (as defined in the Credit Agreement) for such quarter rather than EBITDA for the 12-month period ending September 30, 2024.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the complete text of the Amendment, which will be filed as an exhibit to the Partnership’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC,
its General Partner

Date: July 5, 2024	By:	/s/ Todd Borgmann
	Name:	Todd Borgmann
	Title:	Chief Executive Officer